Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 70	Trade Date: 12/1/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/4/2003

The date of this Pricing Supplement is December 1, 2003

CUSIP or Common Code:	41013MYT1	41013MYU8	41013MYV6	41013MYW4	41013MYX2

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,260,781.25	$2,054,432.00	$459,360.00	$2,081,446.00	$895,288.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	12/15/2006	12/15/2007	1/15/2009	12/15/2011	12/15/2011

Stated Annual Interest Rate:	2.650%	3.150%	3.550%	Step: 2.900% through 12/14/2005, and 6.000% thereafter (unless called)	4.400%

Interest Payment Frequency:	Monthly	Quarterly	Monthly	Monthly	Quarterly

First Payment Date:	1/15/2004	3/15/2004	1/15/2004	1/15/2004	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	12/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 70	Trade Date: 12/1/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/4/2003

The date of this Pricing Supplement is December 1, 2003

CUSIP or Common Code:	41013MYY0	41013MYZ7	41013MZA1	41013MZB9

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$680,635.00	$2,464,110.00	$1,709,120.00	$6,116,052.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	12/15/2013	12/15/2015	12/15/2018	12/15/2028

Stated Annual Interest Rate:	4.750%	5.250%	5.550%	5.750%

Interest Payment Frequency:	Monthly	Monthly	Quarterly	Quarterly

First Payment Date:	1/15/2004	1/15/2004	3/15/2004	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	6/15/2006 Callable one time only at 100% on call date above with 30 days notice.	12/15/2006 Callable one time only at 100% on call date above with 30 days notice.	3/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.